 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

EATON CORPORATION PLC
(Exact Name of Registrant as Specified in its Charter)

Ireland	98-1059235
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
30 Pembroke Road
Dublin, Ireland D04 Y0C2
+353 1637 2900
(Address of Principal Executive Offices)

EATON CAPITAL UNLIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ireland	98-1006842
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
30 Pembroke Road
Dublin, Ireland D04 Y0C2
+353 1637 2900
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.625% Senior Notes due 2035 4.450% Senior Notes due 2030	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-281174

Securities to be registered pursuant to Section 12(g) of the Act:
None

The registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (i) a prospectus supplement, dated May 6, 2025 (the “Euro Notes Prospectus Supplement”), relating to Eaton Capital Unlimited Company’s (the “Company”) €500,000,000 3.625% senior notes due 2035 (the “Euro Notes”) and (ii) a prospectus supplement, dated May 6, 2025 (the “U.S. Notes Prospectus Supplement” and together with the Euro Notes Prospectus Supplement, the “Prospectus Supplements”) relating to the Company’s $500,000,000 4.450% senior notes due 2030 (the “U.S. Notes” and together with the Euro Notes, the “Notes”), each of which are to be registered hereunder, to a prospectus dated August 1, 2024 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrants’ Registration Statement on Form S-3 (File No. 333-281174). The registrants incorporate by reference the Prospectus Supplements and the Prospectus to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

Reference is made to the information set forth under the headings “Description of Notes” in the Euro Notes Prospectus Supplement, “Description of Notes” in the U.S. Notes Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits.

The Notes are expected to be listed on the New York Stock Exchange (the “NYSE”), the exchange on which certain other securities of the registrants are currently listed. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

Exhibit No.	Description

4.1
Indenture, dated as of May 9, 2025, among the Company, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Eaton Corporation plc’s Current Report on Form 8-K (File No. 000-54863), filed on May 9, 2025).

4.2
First Supplemental Indenture, dated as of May 9, 2025, among the Company, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Eaton Corporation plc’s Current Report on Form 8-K (File No. 000-54863), filed on May 9, 2025).

4.3
Second Supplemental Indenture, dated as of May 9, 2025, among the Company, the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to Eaton Corporation plc’s Current Report on Form 8-K (File No. 000-54863), filed on May 9, 2025).

4.4	Form of 3.625% Senior Note due 2035 (included in Exhibit 4.2).

4.5	Form of 4.450% Senior Note due 2030 (included in Exhibit 4.3).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2025	Eaton Corporation plc Eaton Capital Unlimited Company

	By:	/s/ Adam Wadecki
Adam Wadecki
Principal Accounting Officer